                       [RYDER SCOTT COMPANY LETTERHEAD]



                                                                   EXHIBIT 23.3

                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

      We hereby consent to the incorporation by reference in this Form 8-K/A of our reserve report to the interests of Shore Oil Company (the Company) dated February 28, 1997 and March 12, 1996, relating to the estimated quantities of certain of the Company's proved reserves and the related estimates of future net revenue and present values for the years ended December 31, 1996 and December 31, 1995.


                              /s/ Ryder Scott Company
                              -----------------------
                              Petroleum Engineers
                              RYDER SCOTT COMPANY
                              PETROLEUM ENGINEERS



Houston, Texas
August 28, 1997